Exhibit 4.15

Execution Copy

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 24, 2005, by and between Magnetech Integrated Services Corp., an Indiana corporation (the “Company”), and Laurus Master Fund, Ltd. (the “Purchaser”).

This Agreement is made pursuant to the Security and Purchase Agreement, dated as of the date hereof, by and among the Purchaser, the Company and various subsidiaries of the Company (as amended, modified or supplemented from time to time, the “Security Agreement”), and pursuant to the Term Note, the Minimum Borrowing Notes, the Option and the Warrants referred to therein.

The Company and the Purchaser hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Security Agreement shall have the meanings given such terms in the Security Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Commission” means the Securities and Exchange Commission.

“Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

“Effectiveness Date” means, (i) with respect to the Registration Statement required to be filed in connection with the Term Note issued on the initial funding date under the Security Agreement and the Minimum Borrowing Note issued on the initial funding date under the Security Agreement and the Warrants and the Option issued on such initial funding date, a date no later than one hundred fifty (150) days following such initial funding date and (ii) with respect to each additional Registration Statement required to be filed hereunder, a date no later than sixty (60) days following the applicable Filing Date.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Filing Date” means, with respect to (1) the Registration Statement which is required to be filed in connection with the shares of Common Stock issuable upon conversion of Term Note issued on the initial funding date under the Security Agreement and the Minimum Borrowing Note issued on the initial funding date under the Security Agreement, the date which is sixty (60) days after the date hereof, (2) the Registration Statement required to be filed in connection with each additional Minimum Borrowing Note funded after the initial funding date, the date which is sixty (60) days after such funding of such additional Minimum Borrowing Note, (3) the Registration Statement required to be filed in connection with the shares of Common Stock issuable to the Holder upon exercise of a Warrant, the date which is sixty (60)

days after the issuance of such Warrant, (4) the Registration Statement required to be filed in connection with the shares of Common Stock issuable to the Holder upon exercise of the Option, the date which is sixty (60) days after the date hereof, and (5) the Registration Statement required to be filed in connection with additional shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price or the Exercise Price, as the case may be, made pursuant to Section 3.6 of the Term Note, Section 2.6 of the Revolving Note, Section 3.6 of the Minimum Borrowing Notes, Section 4 of the Warrant or otherwise, or in connection with additional shares of Common Stock issuable to the Holder as a result of the occurrence of certain events described in the any of the Term Note, the Revolving Note, the Minimum Borrowing Notes, any Warrant or the Option, sixty (60) days after the occurrence of such event or the date of the adjustment of the Fixed Conversion Price or Exercise Price, as the case may be.

“Holder” or “Holders” means the Purchaser or any of its affiliates or transferees to the extent any of them hold Registrable Securities (provided such affiliates or transferees execute a copy or counterpart or joinder of this Agreement agreeing to be bound by its terms and conditions), other then those purchasing Registrable Securities in a market transaction.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Option”has the meaning set forth in the Security Agreement.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the shares of Common Stock issued upon the conversion of each of the Minimum Borrowing Note and the Term Note and issuable upon exercise of the Warrants and the Option.

“Registration Statement” means each registration statement required to be filed hereunder, including the Prospectus therein, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Security Agreement” has the meaning given to such term in the Preamble hereto.

“Term Note” has the meaning set forth in the Security Agreement.

“Trading Market” means any of the NASD Over The Counter Bulletin Board, NASDAQ SmallCap Market, the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

“Warrants” means the Common Stock purchase warrants issued in connection with the Security Agreement, whether on the date thereof or thereafter.

2. Registration.

(a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the Registrable Securities for a selling stockholder resale offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the Effectiveness Date. The Company shall use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities covered by such Registration Statement have been sold or (ii) all Registrable Securities covered by such Registration Statement may be sold immediately without registration under the Securities Act pursuant to Rule 144 (notwithstanding any volume restrictions that may be applicable under Rule 144), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (each, an “Effectiveness Period”).

(b) If: (i) any Registration Statement is not filed on or prior to the applicable Filing Date for such Registration Statement; (ii) a Registration Statement filed hereunder is not declared effective by the Commission by the applicable Effectiveness Date; (iii) after a Registration Statement is filed with and declared effective by the Commission, a Discontinuation Event (as hereafter defined) shall occur and be continuing, or such Registration Statement ceases to be effective (by suspension or otherwise) as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period applicable to such

Registration Statement (without being succeeded immediately by an additional Registration Statement filed and declared effective), for a period of time which shall exceed 30 days in the aggregate per year or more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date such Registration Statement is declared effective); or (iv) until such time as the Common Stock may be sold under Rule 144 outside of a Trading Market, the Common Stock is not listed or quoted, or is suspended from trading on any Trading Market for a period of three (3) consecutive Trading Days (provided the Company shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Trading Market); (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such 30 day or 20 consecutive day period (as the case may be) is exceeded, or for purposes of clause (iv) the date on which such three (3) Trading Day period is exceeded, being referred to as “Event Date”), then as partial relief for the damages to the Purchaser by reason of the occurrence of any such Event (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to the Purchaser for each day that an Event has occurred and is continuing, an amount in cash equal to one-thirtieth (1/30th) of the product of: (A) the then outstanding principal amount of the Term Note and each Minimum Borrowing Note multiplied by (B) 0.01; provided, however, that the Company shall not be required to pay the damages set forth in this sentence if the Event that gave rise to such damages directly arose or directly resulted from any materially untrue statement to be included in any Registration Statement or Prospectus, solely to the extent that such materially untrue statement (I) was furnished in writing to the Company by the Purchaser or any other Holder and (II) was specifically identified by the Purchaser or any other Holder to be used in any Registration Statement or Prospectus, as the case may be.

(c) Within three business days of the Effectiveness Date, the Company shall cause its counsel to issue a blanket opinion substantially in the form attached hereto as Exhibit A (with customary assumptions, qualifications and limitations), and provided that the Company’s counsel shall have received any representations letters and other information reasonably requested to provide such opinion, to the transfer agent of the Company stating that the shares are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by the Purchaser and confirmation by the Purchaser that it has complied with the prospectus delivery requirements, provided that the Company has not advised the transfer agent orally or in writing that the opinion has been withdrawn. Copies of the blanket opinion required by this Section 2(c) shall be delivered to the Purchaser within the time frame set forth above.

3. Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, respond as promptly as possible to any comments received from the Commission, and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective for the Effectiveness Period with respect thereto, and to promptly provide to the Purchaser copies of all filings and Commission letters of comment relating thereto;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and to use its commercially reasonable efforts to keep such Registration Statement effective until the expiration of the Effectiveness Period applicable to such Registration Statement;

(c) furnish to the Purchaser such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as the Purchaser reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by such Registration Statement;

(d) use its commercially reasonable efforts to register or qualify the Purchaser’s Registrable Securities covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as the Purchaser may reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) list the Registrable Securities covered by such Registration Statement with the Principal Market on which the Common Stock of the Company is then listed or, if the Common Stock is not so listed, then on a Principal Market selected by the Company;

(f) immediately notify the Purchaser at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (and in such event Purchaser and any other selling Holders shall discontinue disposition of Registrable Securities under the applicable Registration Statement until notified in writing by the Company that use of the applicable Prospectus may be resumed); and

(g) make available for inspection by the Purchaser and any attorney, accountant or other agent retained by the Purchaser, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the attorney, accountant or agent of the Purchaser.

4. Registration Expenses. All expenses relating to the Company’s compliance with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and independent public accountants for the Company, fees and expenses (including reasonable fees of counsel for the Company) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, are called “Registration Expenses”. All Registration Expenses shall be borne solely by the Company. All selling commissions, fees and discounts applicable to the sale of Registrable Securities, as well as any fees and disbursements of any special counsel to the Holders, are called “Selling Expenses.” All Selling Expenses shall be borne solely by the Purchaser and the other Holders, jointly and severally.

5. Indemnification.

(a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Holder, and its officers, directors and each other person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission (i) so made in conformity with information furnished by or on behalf of the Purchaser or any such person in writing specifically for use in any such document, or (ii) contained in any preliminary Prospectus if such deficiency is corrected in the final Prospectus and such final Prospectus is provided to the Purchaser and the other Holders; and provided further, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or action arose from or is related to the failure of Purchaser, any Holder or any such person to deliver a Prospectus as required by the Securities Act.

(b) In the event of a registration of the Registrable Securities under the Securities Act pursuant to this Agreement, the Purchaser and any selling Holder, jointly and severally, will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by the Purchaser to the Company expressly for use in (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Purchaser will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf of the Purchaser or any selling Holder specifically for use in any such document. Notwithstanding the provisions of this paragraph, the Purchaser shall not be required to indemnify any person or entity in excess of the amount of the aggregate proceeds (net of any selling commissions, fees and discounts) received by the Purchaser and all other Holders in respect of Registrable Securities in connection with any such registration under the Securities Act.

(c) Promptly after receipt by a party entitled to claim indemnification hereunder (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an “Indemnifying Party”), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under Section 5 and shall only relieve it from any liability which it may have to such Indemnified Party under Section 5 if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 5(c) for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and outside counsel to the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party are reasonably deemed to conflict in any material respect with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. No compromise or settlement of any claims in an action shall be binding on an Indemnifying Party for purposes of the Indemnifying Party’s indemnity obligations under this Agreement without the Indemnifying Party’s express written consent.

(d) A party granted the right to direct the defense of any action under this Section 5 shall keep the other parties hereto informed of material developments in the action and shall promptly submit to the other parties copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received or submitted in connection with the action. The parties shall make available to each other and each other’s counsel and accountants all of their books and records relating to the action, and each party shall provide to the others such assistance as may be reasonably required to insure the proper and adequate defense of the action. Each party shall use its good faith efforts to avoid the waiver of any privilege of another party. The assumption of the defense of any action by an Indemnifying Party shall not constitute an admission of responsibility to indemnify or in any manner impair or restrict the Indemnifying Party’s rights to later seek to be reimbursed its costs or expenses if indemnification under this Agreement with respect to the action was not required. An Indemnifying Party may elect to assume the defense of an Action at any time during the pendency of the Action, even if initially the Indemnifying Party did not elect to assume the defense, so long as the assumption at such later time would not materially prejudice the rights of the Indemnified Party.

(e) In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Purchaser, or any officer, director or controlling person of the Purchaser, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Purchaser or such officer, director or controlling person of the Purchaser in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the Company, on the one hand, and the Purchaser, on the other hand, will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Purchaser is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, provided, however, that, in any such case, (A) the Purchaser will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

6. [Intentionally Omitted]

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

(b) No Piggyback on Registrations. Except as and to the extent set forth on Schedule 7(b) hereto, or except with the written consent of the Purchaser, which consent shall not be unreasonably withheld, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right for inclusion of shares in the

Registration Statement to any of its security holders. Except as and to the extent specified in Schedule 7(b) hereto, the Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been fully satisfied.

(c) Compliance. Each Holder (including but not limited to the Purchaser) covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as well as all other federal and applicable state securities laws, rules and regulations applicable to it in connection with sales of Registrable Securities pursuant to any Registration Statement.

(d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), such Holder will, if so directed by the Company in such notice, forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this Section 7(d). For purposes of this Section 7(d), a “Discontinuation Event” shall mean (i) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); (ii) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Piggy-Back Registrations. If at any time during any Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities required to be covered during such Effectiveness Period and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on

Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining any required consent of any selling stockholder(s) to such inclusion under such registration statement. If the Company provides written notice to the Holders as required above and such Holder is permitted but elects not to register its Registrable Securities on such registration statement, then the Company shall have no obligation to file a Registration Statement with respect to such Holder’s Registrable Securities.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Holders of at least a majority of the then outstanding Registrable Securities (and in such event the amendment, modification, supplement or waiver shall be binding on all Holders). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(g) Notices. Any notice or request required or permitted hereunder shall be given to the Company, the Purchaser or any Holder at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section 7(g). Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail, Federal Express or other national overnight next day carrier (collectively, “Courier”) or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) business days after the date when deposited in the mail or with the overnight mail carrier, in the case of a Courier, the next business day following timely delivery of the package with the Courier, and, in the case of a telecopy, when confirmed. The address for such notices and communications shall be as follows:

If to the Company:	Magnetech Integrated Services Corp.
1125 S. Walnut Street
South Bend, Indiana 46619
Attention: Chief Financial Officer
Facsimile: 574-232-7648

with a copy to:

Barnes & Thornburg LLP
600 1st Source Bank Center
100 North Michigan
South Bend, Indiana 46601
Attention: Richard L. Mintz, Esq.
Facsimile: 574-237-1125
If to a Purchaser:	To the address set forth under such Purchaser name on the signature pages hereto.
If to any other Person who is then the registered Holder:	To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter in accordance with this Section 7(g) by such Person.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Notes and the Security Agreement so long as such assignee is subject to the terms and conditions of this Agreement.

(i) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) Governing Law, Jurisdiction and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. The Company hereby consents and agrees that the state or federal courts located in the County of New York, State of New York shall have exclusion jurisdiction to hear and determine any Proceeding between the Company, on the one hand, and the Purchaser, on the other hand, pertaining to this Agreement or to any matter arising out of or related to this Agreement; provided, that the Purchaser and the Company acknowledge that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Agreement shall be deemed or operate to preclude the Purchaser from bringing a Proceeding in any other jurisdiction to collect the obligations, to realize on the Collateral or any other security for the obligations, or to enforce a judgment or other court order in favor of the Purchaser. The Company expressly submits and consents in advance to such jurisdiction in any Proceeding commenced in any such court, and the Company hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. The Company hereby waives personal service of the summons, complaint and other process issued in any such Proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to the Company at the address set forth in Section 7(g) and that service so made shall be deemed completed upon the earlier of the Company’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. The parties hereto desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any Proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between the Purchaser and/or the Company arising out of, connected with, related or incidental to the relationship established between then in connection with this Agreement. If either party hereto shall commence a Proceeding to enforce any provisions of this Agreement, the Security Agreement or any other Ancillary Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Balance of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.
MAGNETECH INTEGRATED SERVICES CORP.
By:	/s/ John A. Martell
Name:	John A. Martell
Title:	President & CEO
LAURUS MASTER FUND, LTD.
By:	/s/ David Grin
Name:	David Grin
Title:	Director

Address for Notices:

825 Third Avenue, 14th Floor
New York, New York 10022
Attention: David Grin
Facsimile: 212-541-4434

EXHIBIT A

____________, 200___

[stock transfer agent name and address

Attn: ______________]

Re:	Magnetech Integrated Services Corp. Registration Statement on Form [S-3]

Ladies and Gentlemen:

As counsel to Magnetech Integrated Services Corp., an Indiana corporation (the “Company”), we have been requested to render our opinion to you in connection with the resale by the individuals or entitles listed on Schedule A attached hereto (the “Selling Stockholders”), of an aggregate of __________ shares (the “Shares”) of the Company’s Common Stock.

A Registration Statement on Form [S-3] under the Securities Act of 1933, as amended (the “Act”), with respect to the resale of the Shares was declared effective by the Securities and Exchange Commission on [date]. Enclosed is the Prospectus dated [date]. We understand and assume that the Shares are to be offered and sold in the manner described in the Prospectus. We further assume that the Selling Stockholders will comply with their prospectus delivery requirements under the Act.

Based upon the foregoing, upon request by the Selling Stockholders at any time while the registration statement remains effective, it is our opinion that the Shares have been registered for resale under the Act and, so long as you have not been advised by us or the Company to the contrary, new certificates evidencing the Shares upon their transfer or re-registration by the Selling Stockholders may be issued without restrictive legend.

Very truly yours,

[Company counsel]

Schedule A to Exhibit A

Selling Stockholder	Shares Being Offered

SCHEDULE 7(b)

A. Additional Shares to be Registered

The Company will include in one or more of the Registration Statements all of the 32,443,335 shares of its Common Stock outstanding as of the date of this Agreement, as well as an additional 18,919,900 shares of its Common Stock issuable upon conversion of outstanding warrants and subordinated convertible debentures.

B. Outstanding Obligations to Register Shares

The Company is obligated to register for resale shares of its Common Stock that:

a) were issued upon the conversion of shares of Series A Preferred Stock issued by Magnetech Industrial Services, Inc. in a private offering occurring in February 2004;

b)  were issued in a private offering that commenced in May 2004;

c) are issuable upon conversion of warrants and subordinated convertible debentures issued in a private offering that commenced in January 2005;

d) were issued to Jackson Steinem; and

e) are issuable upon conversion of outstanding warrants issued to Strasbourger Pearson Tulcin Wolff Incorporated (“Strasbourger”) or its designees pursuant to the Company’s placement agency agreements with Strasbourger.